UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report April 10, 2007
(Date of earliest event reported April 5, 2007)

NEW ORIENTAL ENERGY & CHEMICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-125131	20-1917956
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Xicheng Industrial Zone of Luoshan, Xinyang
Henan Province, The People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code (86) 13 603 762698

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On April 5, 2007, XIaofu Mai and Ran Chen resigned from their positions as members of the Board of Directors (the “Board”) of New Oriental Energy & Chemical Corp. (the “Company”).

(d) On April 9, 2007, the Board resolved that the Board of the Company shall be comprised of seven directors and Howard S. Barth, Yan Shi, Qi Lei and Xiaokai Cao were elected to the Board of the Company by unanimous written consent of the Board, effective immediately.

Mr. Howard S. Barth is a member of the Canadian Institute of Chartered Accountants and the Ontario Institute of Chartered Accountants. He earned his B.A. and M.B.A. at York University and has over 25 years of experience as a certified accountant. Until recently, he was chief executive officer and president with Yukon Gold Corporation, Inc., a public company which is dual-listed in the U.S. and Canadian markets. He is currently a director of Yukon Gold Corporation Inc. and has served on its audit committee. He is also a member of the Board of Directors and chairman of the audit committee for Nuinsco Resources Limited, a TSX-listed exploration company.

Mr. Yan Shi, age 43, is a registered CPA in the People’s Republic of China, a registered assets evaluator, registered coinage master and has worked for the past three years as the vice managing director of Henan Yili Accountancy. Prior to that he was the vice general manager of Henan Huajian Project Evaluation & Consulting Corp. and the director of the Auditing Department of Henan Huajian Accountancy.

Mr. Qi Lei, age 33, is an economist who has worked as the general manager of Henan Yuanneng Mining Investment Corp. for the past five years. Prior to that he was the general manager of Henan Xinyang Hongchang Pipeline Gas Co. Ltd. and the manager of Henan Xinyang Shihe Borough Pipeline Gas Corp.

Mr. Xiaokai Cao, age 38, is an economist who received an MBA from Hull University in the United Kingdom and has worked as the general manager Henan Zhongantai Guarantee Corp. for the past two years. Prior to that he was the general manager of Shanghai Pulan Pawn Corp. as well as the general manager of its Consulting Department, the vice chairman of the Henan Pawn Industry Association, and the manager of Business Management Department of Henan Shihong Co. Ltd.

Item 8.01 Other Events.

On April 9, 2007, the Board adopted a Code of Business Conduct and Ethics for the Company and approved and authorized the establishment of three new committees: the Audit Committee, the Compensation Committee and the Nominations/Corporate Governance Committee.

Messrs. Howard Barth (Chair), Dian Chang Zhou and Yan Shi were appointed to the Audit Committee, Messrs. Dian Chang Zhou (Chair), Qi Lei and Xiaokai Cao were appointed to the Compensation Committee, and Messrs. Si Qiang Chen (Chair), Dian Chang Zhou and Gui Quan Wang were appointed to the Nominations/Corporate Governance Committee.

The Code of Ethics and each of the charters for the Audit, Compensation and Nominations/Corporate Governance Committees is included as Exhibits 14, 99.1, 99.2 and 99.3 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

14	Code of Business Conduct and Ethics, adopted April 9, 2007.

99.1	Audit Committee Charter, adopted April 9, 2007.

99.2	Compensation Committee Charter, adopted April 9, 2007.

99.3	Nominating/Corporate Governance Committee Charter, adopted April 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2007

NEW ORIENTAL ENERGY & CHEMICAL CORP.

By:	/s/ Wang Gui Quan
Name:	Wang Gui Quan
Title:	President

EXHIBIT INDEX

Exhibit Number	Exhibit Description

14	Code of Business Conduct and Ethics, adopted April 9, 2007.

99.1	Audit Committee Charter, adopted April 9, 2007.

99.2	Compensation Committee Charter, adopted April 9, 2007.

99.3	Nominating/Corporate Governance Committee Charter, adopted April 9, 2007.